As filed with the Securities and Exchange Commission on May 22, 2001 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0669859

(State of Incorporation)	(I.R.S. Employer Identification No.

11010 Torreyana Road
San Diego, California 92121
(858) 452-5000
(Address of principal executive offices)

EMPLOYEE STOCK PURCHASE PLAN

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full title of the plans)

Stuart J.M. Collinson
11010 Torreyana Road
San Diego, California 92121
(858) 452-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq.
COOLEY GODWARD LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered	Price per Share	Offering Price	Registration Fee

Stock Options and Common Stock (par value $.001)	500,000 shares(1)	$19.32(2)	$9,660,000(2)	$2,415.00

Stock Options and Common Stock (par value $.001)	70,000 shares(3)	$19.32(2)	$1,352,400(2)	$339.00

(1)	Consists of shares of Common Stock which are issuable pursuant to awards under the Registrant’s Employee Stock Purchase Plan, as amended.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant’s Common Stock on May 15, 2001 as reported on The Nasdaq National Market.

(3)	Consists of shares of Common Stock which are issuable pursuant to awards under the Registrant’s Non-Employee Directors’ Stock Option, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 99.1
EXHIBIT 99.2

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

      The contents of the (i) Registration Statement on Form S-8 (Registration No. 333-79133) filed with the Securities and Exchange Commission (“SEC”) on May 21, 1999 and (ii) Registration Statement on Form S-8 (Registration No. 333-30039) filed with the SEC on June 25, 1997 are incorporated by reference herein.

EXHIBITS

Exhibit
Number
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3	Consent of KPMG LLP, Independent Auditors.

23.4	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Employee Stock Purchase Plan, as amended, and related offering document.

99.2	Non-Employee Directors’ Stock Option Plan, as amended.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 22, 2001.

AURORA BIOSCIENCES CORPORATION

By: /s/ STUART J.M. COLLINSON

Stuart J.M. Collinson Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart J. M. Collinson and John R. Pashkowsky, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ STUART J.M. COLLINSON STUART J.M. COLLINSON	Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	May 22, 2001

/s/ JOHN R. PASHKOWSKY JOHN R. PASHKOWSKY	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	May 22, 2001

/s/ JAMES C. BLAIR JAMES C. BLAIR	Director	May 22, 2001

/s/ JOHN D. MENDLEIN JOHN D. MENDLEIN	Director	May 22, 2001

SIGNATURE	TITLE	DATE

/s/ HUGH Y. RIENHOFF, JR HUGH Y. RIENHOFF, JR	Director	May 22, 2001

/s/ ROY A. WHITFIELD ROY A. WHITFIELD	Director	May 22, 2001

/s/ WENDELL WIERENGA WENDELL WIERENGA	Director	May 22, 2001

/s/ TIMOTHY J. WOLLAEGER TIMOTHY J. WOLLAEGER	Director	May 22, 2001

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3	Consent of KPMG LLP, Independent Auditors.

23.4	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Employee Stock Purchase Plan, as amended, and related offering document.

99.2	Non-Employee Directors’ Stock Option Plan, as amended.